                                                        EXHIBIT 10.9




                                     LEASE

                                    BETWEEN

                      APPLIED FILMS CORPORATION ("TENANT")

                                      AND

                              CFA LLC ("LANDLORD")

                               TABLE OF CONTENTS


SECTION 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1   USE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 2.1     LEASE TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 2.2     TENANT ACCEPTANCE LETTER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
        COMPLETION OF THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 3.1     BUILDING CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 3.2     DESCRIPTION OF OVERALL RESPONSIBILITIES  . . . . . . . . . . . . . . . . . . . . . . . . .    2
                         A.       PLANS AND SPECIFICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                         B.       TIME SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                         C.       ADJUSTMENT TO SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                         D.       LOAN GUARANTEE AND LOAN COMPLETION GUARANTEE  . . . . . . . . . . . . . . . . . .    4
                 3.3     SUBSTANTIAL COMPLETION AND PUNCH LIST  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 3.4     ACCEPTANCE OF PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 3.5     ACCESS BY TENANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 3.6     PARTIAL OCCUPANCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 3.7     TENANT FINISH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 4.1     BASE RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 4.2     NO OFFSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 4.3     INTEREST ON LATE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        4.4      CPI ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 A.      ADJUSTMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 B.      CHANGE OF INDEX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        TAXES AND OPERATING COST ADJUSTMENT FORMULA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 5.1     ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 5.2     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                         A.       MONTHLY PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                         B.       PRORATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                         C.       DEFINITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                         D.       ASSESSMENT CONTEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 5.3     OPERATING COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                         A.       INCLUSION IN OPERATING COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                 5.4     OPERATING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .      12

SECTION 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
        HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

SECTION 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
        BUILDING SERVICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

SECTION 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
        USE OF LEASED PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                 8.1     USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                 8.2     HAZARDOUS USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                 8.3     NO WASTE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                 8.4     PROTECTION AGAINST INSURANCE CANCELLATION  . . . . . . . . . . . . . . . .      13

SECTION 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
        COMPLIANCE WITH LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
                 9.1     COMPLIANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
                 9.2     HAZARDOUS MATERIALS  . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

SECTION 10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
        MAINTENANCE, ALTERATIONS AND REPAIRS  . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
                 10.1    TENANT TO MAINTAIN   . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
                 10.2    ALTERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
                 10.3    PROTECTION AGAINST LIENS   . . . . . . . . . . . . . . . . . . . . . . . .      17
                 10.4    SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . .      17

SECTION 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
        ABANDONMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

SECTION 12  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
        ASSIGNMENT AND SUBLETTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
                 12.1    LANDLORD'S CONSENT REQUIRED  . . . . . . . . . . . . . . . . . . . . . . .      18
                 12.2    TERMS AND CONDITIONS - ASSIGNMENT AND SUBLETTING   . . . . . . . . . . . .      19
                 12.3    ADDITIONAL TERMS AND CONDITIONS - SUBLETTING   . . . . . . . . . . . . . .      20
                 12.4    LANDLORD'S EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
                 12.5    ACCEPTANCE OF PERFORMANCE; NO WAIVER   . . . . . . . . . . . . . . . . . .      21

SECTION 13  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
        DAMAGE TO PROPERTY, INJURY TO PERSONS   . . . . . . . . . . . . . . . . . . . . . . . . . .      21
                 13.1    TENANT'S WAIVER OF CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . .      21
                 13.2    TENANT'S OBLIGATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . .      21
                 13.3    TENANT'S INDEMNIFICATION AGAINST THIRD-PARTY CLAIMS  . . . . . . . . . . .      21
                 13.4    NEGLIGENCE OF THIRD PARTIES. . . . . . . . . . . . . . . . . . . . . . . .      22

                 13.5    TENANT'S PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . .      22

SECTION 14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
        INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
                 14.1    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
                 14.2    POLICIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
                 14.3    PROTECTION AGAINST INSURANCE CANCELLATION  . . . . . . . . . . . . . .      24
                 14.4    BLANKET INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .      24
                 14.5    PROCEEDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

SECTION 15  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
        DAMAGE OR DESTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

SECTION 16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
        WAIVER OF SUBROGATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

SECTION 17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
        ENTRY OF LANDLORD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

SECTION 18  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
        DEFAULT BY TENANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
                 18.1    EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .      26
                 18.2    LANDLORD'S REMEDIES UPON DEFAULT   . . . . . . . . . . . . . . . . . .      28
                 18.3    DEFAULT BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . .      30
                         A.       BEFORE LEASE COMMENCEMENT DATE  . . . . . . . . . . . . . . .      30
                         B.       AFTER LEASE COMMENCEMENT DATE . . . . . . . . . . . . . . . .      31
                 18.4    CUMULATIVE REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . .      31
                 18.5    NO WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
                 18.6    BANKRUPTCY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

SECTION 19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
        PERSONAL PROPERTY TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

SECTION 20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
        EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

SECTION 21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
        SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST   . . . . . . . . . . . . . . . . . . . .      34
                 21.1    LEASE SUBORDINATE TO MORTGAGES   . . . . . . . . . . . . . . . . . . .      34
                 21.2    TENANT'S NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . .      34

SECTION 22  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
        SALE BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35

SECTION 23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
        RIGHT OF LANDLORD TO PERFORM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35

SECTION 24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
        ESTOPPEL CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

SECTION 25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
        OPTIONS TO EXTEND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

SECTION 26  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
        MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
                 26.1    AUTHORITY OF TENANT  . . . . . . . . . . . . . . . . . . . . . . . .      37
                 26.2    FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . . . . .      37
                 26.3    AUTHORITIES FOR ACTION   . . . . . . . . . . . . . . . . . . . . . .      37
                 26.4    ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . .      37
                 26.5    FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                 26.6    SEVERABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                 26.7    NO SETOFF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                 26.8    RELATIONSHIP OF PARTIES  . . . . . . . . . . . . . . . . . . . . . .      38
                 26.9    SUCCESSORS BOUND   . . . . . . . . . . . . . . . . . . . . . . . . .      38
                 26.10   INTERPRETATION   . . . . . . . . . . . . . . . . . . . . . . . . . .      39
                 26.11   EASEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
                 26.12   LANDLORD'S FAILURE TO CONSENT  . . . . . . . . . . . . . . . . . . .      40
                 26.13   NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
                 26.14   REAL ESTATE BROKER   . . . . . . . . . . . . . . . . . . . . . . . .      40
                 26.15   NO MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
                 26.16   NO LIGHT, VIEW OR AIR EASEMENT   . . . . . . . . . . . . . . . . . .      41
                 26.17   TIME IS OF ESSENCE   . . . . . . . . . . . . . . . . . . . . . . . .      41
                 26.18   AUCTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
                 26.19   SECURITY MEASURES  . . . . . . . . . . . . . . . . . . . . . . . . .      41
                 26.20   SUCCESSORS AND ASSIGNS   . . . . . . . . . . . . . . . . . . . . . .      41
                 26.21   QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .      41
                 26.22   Short Form Lease   . . . . . . . . . . . . . . . . . . . . . . . . .      41

SECTION 27  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        CONTINGENCIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
                 27.1    LAND PURCHASE AND FINANCING  . . . . . . . . . . . . . . . . . . . .      42

SECTION 28  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        SPECIAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
                 28.1    TENANT PURCHASE OPTION   . . . . . . . . . . . . . . . . . . . . . .      42
                 28.2    RIGHT OF FIRST OFFER   . . . . . . . . . . . . . . . . . . . . . . .      43
                 28.3    FINANCING OF TENANT'S IMPROVEMENTS   . . . . . . . . . . . . . . . .      43

                             EXHIBITS AND SCHEDULES


EXHIBIT A                -        PROPERTY
EXHIBIT B                -        PRELIMINARY PLANS
EXHIBIT C                -        TENANT ACCEPTANCE LETTER
SCHEDULE C-1             -        PUNCH LIST ITEMS
EXHIBIT D                -        TENANT'S SPECIAL IMPROVEMENTS
EXHIBIT E                -        COMPLETION GUARANTEE
EXHIBIT F                -        FORM OF SUBORDINATION, NON-DISTURBANCE AND
                                  ATTORNMENT AGREEMENT
EXHIBIT G                -        NON-FINANCEABLE PROPERTY IMPROVEMENTS
SCHEDULE I               -        PLANS SCHEDULE
SCHEDULE II              -        ITEMS INCLUDED IN CORE AND SHELL

                               SUMMARY OF TERMS*


1.      LANDLORD:                                 CFA LLC
                                                  ---------------------------------------------------

2.      TENANT:                           APPLIED FILMS CORPORATION
                                          -------------------------------------------

3.      PROPERTY LOCATION:                         Lot 1, Block 3, Amendment to Del Camino
                                                   ------------------------------------------
                                                   Center, P.U.D.
                                                   ---------------------------------------------------

4.      GENERAL SIZE AND
        DESCRIPTION OF BUILDING:          one-story, 126,625 rentable sq. ft. office,
                                          ------------------------------------------------------------
                                                  R&D and light manufacturing
                                                  ---------------------------------------------------

5.      TERM:                                     15 years
                                                  -----------------------------------------------------------

6.      OPTIONS:                                  Two five year options
                                                  ---------------------------------------------------

7.      RENT:                                     $6.35/sq ft/yr  =  $804,068.75 annually
                                                  -----------------------------------------------------------

8.      RENT ESCALATORS:                          CPI beginning with the 4th year of the Lease
                                                  ---------------------------------------------------

9.      SECURITY DEPOSIT:                         None
                                                  -----------------------------------------------------------

10.     OPERATING EXPENSE FORMULA:        Full triple net
                                          ------------------------------------------------------------

11.     CONTINGENCIES:                    construction financing and land acquisition
                                          ---------------------------------------------------

12.     TENANT FINISH ALLOWANCE:          $733,337
                                          ------------------------------------------------------------

13.     CRITICAL PERFORMANCE DATES:       Estimated Substantial Completion Date:January 1, 1998
                                                                                ---------------





* This sheet is intended as a summary for convenience only and does not interpret nor modify any provisions of the Lease.

                                     LEASE


        THIS LEASE made this 26th day of June, 1997, between a APPLIED FILMS CORPORATION, a Colorado corporation ("Tenant"), and CFA LLC, a Colorado limited liability company ("Landlord").


                              W I T N E S S E T H:

                                     DEMISE

        Landlord does hereby lease to Tenant and Tenant hereby hires from Landlord an approximately 126,625 square foot building (the "Building") to be constructed on the land described in EXHIBIT A which is attached to and incorporated in this Lease (the "Property"). The Building and the Property are hereinafter sometimes collectively called the "Premises" or "Leased Premises."

        This Lease is upon and subject to the terms, conditions, and covenants set forth below, and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of the terms, conditions, and covenants by them to be kept and performed and that this Lease is made upon the condition of such performance.


                                   SECTION 1

                                    PURPOSE

        1.1 USE OF PREMISES. The Premises are to be used primarily for offices, research and development and light manufacturing, provided that such use complies with all environmental laws, zoning and use restrictions, and restrictive covenants and conditions. Landlord represents that local zoning and all restrictive covenants permit the Premises to be used for these purposes.


                                   SECTION 2

                                      TERM

        2.1 LEASE TERM. The term of this Lease shall be for a period of 180 months, commencing on January 1, 1998, subject to Sections 3.2, 3.3 and
26.5 of this Lease ("Lease Commencement Date"), and ending 180 months from the Lease Commencement Date ("Termination Date") (alternatively, the "Lease Term" or "Term"). Notwithstanding the above, if the Lease Commencement Date falls on a day other than the first day of a month, the Lease Commencement Date shall be deemed to be on the first day of the next month





                                    1 of 44
following the date on which the Lease Commencement Date would otherwise occur but for this sentence. In addition to the first month's Base Rent, Tenant shall pay an additional amount equal to the first month's Base Rent multiplied by a fraction, the numerator of which is the number of days from what the Lease Commencement Date would be, but for the preceding sentence, to the deemed Lease Commencement Date on the first day of the next month and the denominator of which is thirty. Upon expiration of the Term, Tenant shall execute and Quit Claim Deed in favor of Landlord transferring all of Tenant's right, title, and interest in and to the Premises.

        2.2 TENANT ACCEPTANCE LETTER. Within thirty (30) days of the Lease Commencement Date, Landlord and Tenant shall execute a supplement to this Lease containing the items set forth in the Tenant Acceptance Letter which is attached to and incorporated in this Lease as EXHIBIT C together with such other matters reasonably requested by Landlord.


                                   SECTION 3

                           COMPLETION OF THE PREMISES

        3.1 BUILDING CONSTRUCTION. Landlord, subject to the terms and conditions of this Lease, shall construct the Premises ("Landlord's Work") pursuant to the terms of this Lease and in accordance with Final Plans and Specifications which shall be materially in conformance with the Preliminary Plans attached to and incorporated in this Lease as EXHIBIT B. The Final Plans and Specifications (sometimes referred to as the "Plans and Specifications") shall be attached to this Lease as they are completed and shall be approved by Landlord and Tenant on or before the dates set forth on the Plans Schedule ("SCHEDULE I"). Landlord agrees that any contract for construction of the Building with The Neenan Company shall contain a one year warranty against defects in material or workmanship. Landlord shall assign to Tenant at the Commencement Date all of its rights to contractor equipment warranties.
Except as set forth in the punch list referred to in Section 3.3 and above, the Landlord shall not have any liability or obligation to pay any cost or expense or to perform any work arising out of or pertaining to the Premises or the ownership, construction, condition, or operation thereof after the Lease Commencement Date.

        3.2      DESCRIPTION OF OVERALL RESPONSIBILITIES.

                 a. PLANS AND SPECIFICATIONS. Landlord shall provide Tenant with all of the necessary Plans and Specifications required to construct the Premises, which shall be subject to Tenant's approval, such approval not to be unreasonably withheld. Landlord shall provide the various stages of Plans and Specifications on or before the times set forth in the Plans Schedule. Landlord shall only begin construction on any specific phase when the Plans and Specifications for such phase are final and have been approved in writing by Tenant.





                                    2 of 44

          b. TIME SCHEDULE. Subject to Tenant Delays (as defined below) and events of Force Majeure (as set forth in Section 26.5), Landlord shall use reasonable efforts to Substantially Complete (as defined below) Landlord's Work by January 1, 1998, ("Estimated Substantial Completion Date"). All parties understand and agree that Landlord is constructing the Building on a fast-track basis and that the Plans Schedule and Estimated Substantial Completion Date are the best faith estimates of Landlord as of the execution of this Lease. If Landlord fails to Substantially Complete the Building within sixty (60) days of the Estimated Substantial Completion Date, then Tenant shall have the right to deliver a Notice of Termination to Landlord. If Landlord is unable to substantially complete the Building within fifteen (15) days of receipt of a Notice of Termination, then this Lease shall terminate and neither party shall have any further obligations to the other except that Landlord shall pay Tenant Sixty Thousand Dollars ($60,000) and Tenant may pursue any remedies it may have under the Completion Guarantee attached to and incorporated in this Lease as EXHIBIT E. If Landlord shall be delayed in meeting the Estimated Substantial Completion Date or the Partial Occupancy Dates set forth in Section 3.6 as a result of any act, neglect, failure, or admission of Tenant, its agents, servants, employees, contractors or subcontractors, including without limitation, any of the following, such delay shall be deemed a "Tenant Delay":

               1. Tenant's request for materials, finishes or installations which are not readily available at the time Landlord is ready to install the same;

               2. Tenant's failure or delay in approving the Plans and Specifications pursuant to the Plan Schedule;

               3. Tenant's changes or revisions in the Plans and Specifications after approval;

               4. Tenant's failure to timely pay any portion of Tenant's Contribution (as defined below);

               5.       Any other act or omission by Tenant or its agents.

The Estimated Substantial Completion Date or the Partial Occupancy Dates shall be delayed one (1) day for each day of Tenant Delay or Force Majeure occurring after the actual Construction Commencement Date. Landlord shall notify Tenant at least once every thirty (30) days of the occurrence of any Tenant Delay days or Force Majeure days.

          c. ADJUSTMENT TO SCHEDULE. If the Substantial Completion Date shall be delayed by reason of a Tenant Delay, the Premises shall be deemed Substantially Complete for purposes of determining the Lease Commencement Date as of the day that the Premises would have been Substantially Complete but for such Tenant Delay as determined by Landlord in its reasonable discretion. Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Landlord's Work resulting from any Tenant Delay if, as a result thereof, the aggregate cost to complete Landlord's Work is increased. Any such sum shall be in addition to any sums payable pursuant to any other subsection of this





                                    3 of 44
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Lease and shall be paid to Landlord within ten (10) days after Landlord submits an invoice to Tenant. Any costs payable pursuant to this Section 3.2 shall be collectable in the same manner as Rent and, if Tenant defaults in the payment thereof, Landlord shall have the same rights as in the Event of Default by Tenant in the payment of Rent in addition to any other remedies and Landlord shall have no obligation to continue the performance of Landlord's Work until Tenant shall have cured such Default.

          d. LOAN GUARANTEE AND LOAN COMPLETION GUARANTEE. Tenant hereby acknowledges and agrees that the Completion Guarantee attached hereto as EXHIBIT E and any renewals or extensions thereof and all indebtedness or obligations owed to Tenant thereunder, shall be and are hereby subordinated, inferior and subject to Landlord's lender's Loan Guarantee and Loan Completion Guarantee, if any, as the Loan Guarantee and/or Loan Completion Guarantee may be revised, modified, extended or amended from time to time, and all indebtedness or obligations owed to Landlord's lender thereunder. Until the Loan is paid in full, Tenant shall not commence any action or proceeding against the Loan Guarantors in connection with the Completion Guarantee without the Landlord's lender's prior written consent, which may be granted or withheld by Landlord's lender in its sole discretion.

     3.3 SUBSTANTIAL COMPLETION AND PUNCH LIST. Landlord shall notify Tenant of the anticipated Substantial Completion Date of Landlord's Work in a notice given to Tenant at least fifteen (15) days prior to the Substantial Completion Date. The phrase "Substantial Completion" shall mean that with the exception of punch list items which would not prevent the use or occupancy of the Premises, Landlord's Work shall have been completed in accordance with the Plans and Specifications and all mechanical systems serving or affecting the Premises shall then be in working order, excluding any work required to be performed by Tenant to connect its equipment to such systems. The date on which a receipt of a Certificate of Occupancy or a temporary Certificate of Occupancy which permits Tenant to occupy the Premises shall conclusively control the Substantial Completion Date. Within thirty (30) days of the Substantial Completion Date, Landlord and Tenant shall set a mutually convenient time for Tenant, Landlord, Tenant's Consultants, and The Neenan Company to inspect the Premises at which time Tenant shall prepare and submit to Landlord a punch list of items pertaining to the Premises which are incomplete or do not conform to the Plans and Specifications. Landlord shall endeavor to complete the punch list items within twenty (20) days thereafter. If Tenant fails to prepare and submit a punch list within fifty (50) days after the Substantial Completion Date, then Landlord's Work shall be deemed complete and satisfactory in all respects and the Lease Commencement Date shall be deemed to have occurred on the date set forth in Landlord's notice as the Substantial Completion Date.

     3.4 ACCEPTANCE OF PREMISES. By execution of the Acceptance Letter, Tenant shall be deemed conclusively to have accepted the Premises and to have acknowledged that the Premises are in the condition required by the Plans and Specifications, except as to incomplete, or defective items of the Premises specified in the Acceptance Letter or set forth in the punch list. Further, Landlord shall only be obligated to repair latent defects in the Premises Improvements for a period of one (1) year after the Lease Commencement Date, provided that Tenant notifies Landlord, in writing, of any such defects within the one (1) year period after the Lease Commencement Date. Landlord shall have a reasonable period of time following receipt of said defect notice within which to correct such latent defects. Landlord shall not be responsible for the repair or completion of any defective or incomplete items of the Premises if the need for such repair or completion is not set forth in the Acceptance Letter, the punch list or a timely delivered defect notice. Landlord shall not be responsible or have any liability for loss or damage to any fixtures, equipment or other property of Tenant or others installed or placed in the Premises by Tenant or on Tenant's behalf, by its servants, employees, agents or independent contractors, except when caused by Landlord's negligence or willful misconduct.





                                    4 of 44

     3.5 ACCESS BY TENANT. Landlord shall permit Tenant and Tenant's agents to have reasonable access to the Premises as soon as Weld County Building Department officials permit in order that Tenant may perform special installations and make the Premises ready for Tenant's use and occupancy. During such period, Tenant shall comply with all terms and conditions of this Lease except the obligation to pay Rent. Such permission shall constitute a license only and not a lease and such license shall be conditioned upon:

          a. Tenant working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers;

          b. Tenant furnishing Landlord with such insurance and other security as Landlord may require against liabilities which may arise out of such entry. Landlord shall have the right to withdraw the license in the event that Tenant or Tenant's agents substantially interfere with Landlord's Work. Tenant agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's property placed on or installations made in the Premises prior to the Lease Commencement Date, the same being at sole risk, and Tenant agrees to protect, defend, indemnify, and hold harmless Landlord from all liens, liabilities, costs, damages, fees and expenses arising out of or in connection with the activities of Tenant or its agents, contractors, suppliers, or workmen in or about the Premises. At Landlord's request, Tenant shall provide copies of all invoices together with evidence of payment and lien waivers for all work performed by Tenant prior to the Lease Commencement Date; and

          c. Tenant paying any and all Operating Expenses related to Tenant's presence on the Premises.

     3.6 PARTIAL OCCUPANCY. Landlord agrees to use its reasonable best efforts to obtain a partial Temporary Certificate of Occupancy by September 1, 1997, regarding the following portions of the Premises: Either the North or South Office Area subject to HVAC availability; Production Area subject to HVAC availability and all related mechanical and electrical systems. If Landlord is unable to obtain a Temporary Certificate of Occupancy with respect to the above-defined areas by November 1, 1997, then Landlord shall pay Tenant Sixty Thousand Dollars ($60,000) as liquidated damages for such failure. The dates set forth above are collectively referred to as the "Partial Occupancy Dates."

     3.7 TENANT FINISH. The Base Rent Rate set forth in Section 4.1 below is computed by taking into consideration a maximum expenditure of $733,337 for Tenant Finish ("Tenant Finish Allowance"). Tenant Finish shall include any expenditures on the Building other than the core and shell (as defined in SCHEDULE II). If the actual costs of Tenant Finish based upon the approved Plans and Specifications and approved by Tenant exceeds $733,337, then Tenant shall pay such excess to Landlord ("Tenant Contribution"). Any changes to the approved Plans and Specifications shall be approved by Tenant. Any deletions from the approved Plans & Specifications as submitted to Landlord's lender upon closing of Landlord's financing must be approved by Landlord's lender provided that such approval shall not be unreasonably withheld. Landlord and Tenant agree that Tenant shall deposit $1,300,000 into a construction escrow account with Landlord's lender reasonably acceptable





                                    5 of 44
to Tenant 24 hours prior to Landlord closing on Landlord's construction financing. Landlord shall give Tenant three (3) business days prior verbal notice of the anticipated construction loan closing. Tenant agrees that the funds in such escrow will be drawn against first, prior to funds being drawn from the construction loan. If applicable, the Tenant Contribution (in excess of the $1,300,000 provided for above) shall be invoiced to Tenant monthly based upon a percentage of completion of Landlord's Work on the Tenant Finish. Such invoices shall be due within ten (10) days of billing. If, for any reason other than a default of Landlord, Tenant fails to make funds available to meet its obligations set forth above within ten (10) days of any request for payment, then Landlord shall be entitled to stop work on construction of the Premises until such payment is made and each day of work stoppage shall be one
(1) day of Tenant Delay. If, for any reason other than a default of Landlord, Tenant fails to make any payment provided for above within thirty (30) days after Landlord's request for same, then Landlord may declare an Event of Default and immediately exercise any or all of its remedies under this Lease.


                                   SECTION 4

                                      RENT

     4.1      BASE RENT.  Subject to adjustment as hereinafter defined in
Section 4.5, Tenant shall pay rent ("Base Rent") for the Premises to Landlord, at the Rent Payment Address, without any setoff, offset, abatement or deduction whatsoever during the term of this Lease (except, as expressly permitted under this Lease), the sum of $6.35 per square foot, Eight Hundred Four Thousand Sixty-Nine Dollars ($804,069) each year payable in equal monthly installments of Sixty-Seven Thousand Five Dollars and Seventy-Five Cents ($67,005.75), in advance, on or before the first day of each and every calendar month during the term of this Lease, plus any excise, privilege, gross receipts or sales tax levied on the rentals or the receipt thereof. The first payment of Base Rent shall be due on the Lease Commencement Date; all other payments of Base Rent shall be due on the first day of each calendar month during the term of this Lease. Rent for any period which is for less than one month shall be prorated on a per diem basis and in such case the first payment shall be made in advance for the remaining fraction of the month and the next full month to Landlord, in lawful money of the United States of America at the address of Landlord set forth in Section 4.2 above, or such place as Landlord may from time to time designate in writing.

     4.2 NO OFFSETS. The Base Rent, Adjusted Base Rent, Operating Costs, Taxes, and all other sums or charges required by this Lease to be paid by Tenant to Landlord, (all of which are sometimes collectively referred to as "Rent") shall be paid to Landlord without abatement, deduction or offset, in lawful money of the United States of America, at 2620 East Prospect Road, Suite 100, P.
O. Box 2127, Fort Collins, Colorado 80522, Attention: Randolph P. Myers or to such other person or at such other place as Landlord may from time to time designate by thirty (30) days advanced written notice to Tenant ("Rent Payment Address").





                                    6 of 44

     4.3 INTEREST ON LATE PAYMENTS. Any Rent or other amount due from Tenant to Landlord under this Lease not paid within ten (10) days of when due shall bear interest from the date due, computed on a daily basis, until the date paid, at the rate of one and one-half percent (1-1/2%) per month until paid, but the payment of the interest shall not excuse nor cure any default by Tenant under this Lease. The failure to charge or collect default interest in connection with any one or more late payments shall not constitute a waiver of Landlord's right to charge and collect default interest in connection with any other similar or like late payments. The covenants in this Lease to pay Rent shall be independent of any other covenant set forth in this Lease. Notwithstanding the above, upon the first such late payment during any calendar year Landlord shall give notice of the late payment to Tenant and no interest shall be charged under this Section 4.3 provided Tenant makes the payment within five (5) days following such notice. This interest charge shall be imposed without notice for all subsequent late payments during the calendar year.

     4.4      CPI ADJUSTMENT.

          a. ADJUSTMENT. The Base Rent shall be increased (but not decreased) beginning on the third anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter to the extent of the increase in the Consumer Price Index for All Urban Consumers--U.S. City Average, (1982-84), (the "Index") as published by the United States Department of Labor's Bureau of Labor Statistics during the previous twelve (12) months. Beginning on the third anniversary of this Lease, the Base Rent for each lease year shall be equal to the annual Base Rent of the immediately preceding lease year multiplied by a fraction the numerator of which is the Index for the most recently published month nearest to the first full month of the then current lease year and the denominator of which is the Index for the same month of the immediately preceding lease year. The term "lease year" shall mean each twelve (12) month period following the Lease Commencement Date anniversary. The sum so calculated
shall constitute the new monthly Base Rent.   Any delay by Landlord in notifying
Tenant of the new Base Rent shall not be construed as a waiver of Landlord's right to collect such increase and Tenant shall bring all past due increased Base Rent current on the next rental payment date after receipt of the increase notice. Thereafter the Base Rent shall be paid at the increased rate.

          b. CHANGE OF INDEX. If the compilation or publication of the Index shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then Landlord shall choose a rate/index most nearly similar to the Index to make such calculations. Tenant shall continue to pay the Base Rent at the rate previously in effect until the increase, if any, is determined.





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                                   SECTION 5

                  TAXES AND OPERATING COST ADJUSTMENT FORMULA

     5.1 ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay the Taxes and Operating Costs of the Premises in the manner, at the times, and in the amounts set forth in this Section 5.

     5.2      TAXES.

          a. MONTHLY PAYMENT. Tenant shall directly pay all Taxes related to the Premises for each calendar year that occurs during any part of the Lease Term and provide evidence of such payment to Landlord at least thirty (30) days prior to the payment due date unless Landlord's lender requires monthly installments, in which event, Tenant shall pay to Landlord's mortgagee on or before the first day of each calendar month until the next adjustment date (which period between adjustment dates is herein called a "Tax Deposit Year") one-twelfth of the estimated amount of the Taxes. Amounts paid under this
Section 5.2(a) in any Tax Deposit Year shall be reconciled with amounts actually billed to Landlord for the same Tax Deposit Year, and provided there is any surplus remaining after the credit to Tenant and provided Tenant shall not then be in default under any of the provisions of this Lease, Landlord shall, at Landlord's option, either refund the amount of the surplus to Tenant within thirty (30) days following the end of the Tax Deposit Year or apply the surplus amount against any other amounts then due from Tenant to Landlord. If upon the reconciliation there is any deficiency in the amount of Taxes paid by Tenant, Landlord shall bill Tenant and Tenant shall pay the additional amount within thirty (30) days. Landlord shall provide Tenant written evidence of the timely payment, in full, of all Taxes prior to the date of delinquency. If Tenant fails to timely pay any Taxes, then Landlord may pay such Taxes and bill Tenant for the Taxes plus a 25% delinquency fee.

          b. PRORATIONS. With respect to the calendar years occurring during the initial and last years of the Lease Term, the Taxes will be prorated between Landlord and Tenant so that Tenant pays only that portion thereof that is proportionate to that part of such calendar years elapsing during the Lease Term. Upon the expiration of the full Lease Term, Landlord will estimate the amount of the Taxes that are payable by Tenant based upon the then currently available assessed value and mil levy assessment information; and, within thirty
(30) days after receiving written notice thereof, Tenant will pay such estimated amount to Landlord in discharge of its obligation to pay the Taxes with respect to such calendar year. However, if such estimate proves to be inaccurate, either Landlord or Tenant may give written notice to the other of the amount of the actual Taxes for such calendar year, and Landlord and Tenant will re-prorate such Taxes based upon the actual amount thereof, promptly paying any adjustment between them. In determining the amount of Taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such calendar year if Landlord had elected to have the special assessment paid over the maximum period of time permitted by law, if the election is available to Landlord. All reference to Taxes "for"





                                    8 of 44
and "billed for" a particular calendar year shall be deemed to refer to Taxes levied, assessed, billed or otherwise imposed for such calendar year, without regard to the dates when any such Taxes are due and payable.

                 c. DEFINITION. As used in this Lease, the term "Taxes" means any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to Landlord's ownership, leasing, or operation of the Premises, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant, or either, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, and duties or levies charged or levied upon or assessed against the Premises and personal property, all reasonable costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Premises, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Premises, whether any such taxes are imposed by the United States, the State of Colorado or any other authority, agency or any political subdivision. Taxes shall not include any income, capital stock, succession, transfer, franchise, gift, estate, or inheritance taxes.

                 d. ASSESSMENT CONTEST. Landlord may and, at Tenant's request, Landlord shall, contest in good faith by appropriate proceedings, or in any other manner permitted by law, at Landlord's expense (or at Tenant's expense if Tenant requests such contest), in Landlord's name, any Taxes assessed or levied against the Property and the Improvements. Tenant agrees to cooperate with Landlord and to execute any documents reasonably required for such purpose. The contest shall include appeals from any judgments, decrees or orders until a final determination shall be made by a court or governmental department or authority having final jurisdiction in the matter. Notwithstanding such contests, Tenant shall pay the Taxes in a timely fashion pursuant to all rules and regulations of the applicable governmental taxing authority and mortgage documents affecting the Premises. Upon the final determination of any contest, Tenant shall pay to the appropriate authority any unpaid Taxes together with any fines, interest, penalties, costs and charges as may, in accordance with such determination, be payable. Any tax refund obtained or increased tax liability incurred as a result of such contest shall be refunded to or paid by the Tenant as applicable to all periods during which Tenant leased the Premises.

        5.3      OPERATING COSTS.

                 a. INCLUSION IN OPERATING COSTS. Tenant shall directly pay the Operating Costs for the Premises. Tenant shall also directly perform or cause to be performed all activities related to operating the Premises. As used in this Lease, the term "Operating Costs" means any and all expenses, costs, and disbursements (other than Taxes) of every kind and nature whatsoever, which are required to operate, repair, maintain, replace and rebuild the Premises in a first-class condition, including, without limitation, the following costs and excluding the costs set forth in Section 5.3(b):





                                    9 of 44
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                         i.       Costs of supplies;

                         ii.      Costs incurred in connection with obtaining
and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, fuel oils, coal or any other energy sources;

                         iii.     Costs of water and sanitary and storm drainage
services;

                         iv.      Costs of janitorial and security services, if
agreed to by Tenant;

                         v.       Costs of general maintenance, repairs and
replacements to the Premises, including costs of maintaining, repairing and replacing heating, ventilation and air conditioning systems and the cost of maintaining, repairing and replacing the roof or the parking lot;

                         vi.      Costs of insurance;

                         vii.     Costs of maintenance and replacement of
landscaping;

                         viii.    Labor costs associated with operation and
maintenance of the Building;

                         ix.      Costs of repairs or reconstruction to the
foundation, exterior walls, superstructure and any other structural elements ("Structural Elements");

                         x.       Costs of repairs, rebuilding, or other work
occasioned by fire, windstorm or other casualty;

                         xi.      Costs of repairs or rebuilding necessitated
by condemnation;

                         xii.     The costs during the Lease Term of capital
improvements and structural repairs and replacements made in, on or to the Premises in order to conform to changes subsequent to the Lease Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Premises.

                 b. EXCLUSION FROM OPERATING COSTS. Operating Costs shall exclude only the following:

                         i.       Leasing commissions, advertising expenses, and
other costs incurred in leasing space in the Building;

                         ii.      Any interest on borrowed money or debt
amortization arising by, through, or under Landlord, except as specifically set forth above;

                         iii.     Book depreciation on the Building;





                                    10 of 44

                         iv.      Costs of Landlord's overhead;

                         v.       Items covered by Landlord's warranty set
forth in Section 3.1.

                 c. PAYMENT OPTIONS. Upon Tenant's failure to maintain the Premises in accordance with Section 10.1 after notice and opportunity to cure pursuant to Section 18.1, at Landlord's option, Landlord may require Tenant to submit payments for Operating Expenses under one of the following methods which may be changed from time to time upon thirty (30) days advanced written notice to Tenant, including reinstatement of the direct payment method set forth in Section 5.3(a):

                         i.       Upon Landlord's election, Landlord may supply
Tenant with written notice of Landlord's estimate of the Operating Expenses that will be incurred or accrued during the current calendar year (the "Deposit Year"). On or before the first day of each month during such Deposit Year, Tenant shall pay to Landlord one-twelfth of the estimated amount. If the monthly deposit amount is not determined in time for Tenant to make the first payment on January 1 of the Deposit Year, then the first monthly payment shall be due on the first day of the month immediately following the date Landlord supplies Tenant with notice of the amount and the first monthly payment(s) shall also include a payment equal to one-twelfth of such additional sum multiplied by the number of calendar months which have elapsed during the Deposit Year prior to the date Tenant makes its first payment. Not later than ninety (90) days following the end of each Deposit Year, Landlord shall deliver to Tenant a written statement itemizing the nature and amounts of the Operating Costs paid by Landlord during the preceding Deposit Year. If the total of the estimated payments made by Tenant during the Deposit Year are less than Tenant's obligation under this Lease for Operating Costs for the Deposit Year, then Tenant, within thirty (30) days of the billing therefor, shall pay the deficiency to Landlord. If the total of the Tenant's estimated payments for the Deposit Year exceed Tenant's obligation for excess Operating Costs for such year, then the surplus shall be handled in the manner provided in Section 5.2(a). Landlord shall retain records of Operating Costs paid during a Deposit Year for a period of two (2) years. Tenant shall have the right, at its expense, to audit the Operating Expenses upon reasonable notice to Landlord. Any discrepancy agreed to by Landlord and Tenant shall be reconciled by payment to the appropriate party. If Tenant's audit reveals a discrepancy in excess of five percent (5%), Landlord shall pay the reasonable costs of the audit; or

                         ii.      Some expenses will be paid directly by Tenant
and some expenses may be paid by Landlord (which it is not obligated to do so) and Tenant shall reimburse Landlord within ten (10) days of receipt of an invoice for expenses paid by Landlord.

        5.4 OPERATING INFORMATION. Landlord may request up to one time per year that Tenant provide Landlord with information regarding payments made during the past two (2) years for taxes, utilities, repairs and maintenance related to the Premises, which information Tenant agrees to supply within thirty (30) days of Landlord's request.





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                                   SECTION 6

                                  HOLDING OVER

        Should Tenant hold over after the expiration of the Lease Term, Tenant shall become a tenant from month-to-month upon each and all of the terms herein provided as may be applicable to such a tenancy, and any such tenancy shall not constitute an extension of this Lease. During such period Tenant shall be considered to be in default under this Lease and Landlord may elect to charge Tenant Landlord's damages, consequential as well as direct, sustained by it by reason of Tenant's occupying the Premises past the expiration of the Lease Term including 125% of the Rent payable for the month immediately preceding the date of expiration of the Lease Term. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Termination Date or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant, and such obligations shall survive the expiration or sooner termination of this Lease. The provisions of this paragraph shall not exclude nor waive Landlord's right of re-entry or any other right hereunder.


                                   SECTION 7

                               BUILDING SERVICES

        After the Lease Commencement Date, Tenant shall directly contract with and be solely responsible for providing any necessary utility or service required for Tenant's use of the Premises. Tenant agrees that Landlord shall not be liable for the unavailability of any heating, air conditioning, electric current, or any other utility or service, unless the Landlord is grossly negligent. Landlord reserves the right to temporarily discontinue such services at times as may be necessary by reason of accident, emergencies, strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. If such services are not available, Landlord shall not be liable for damages to persons or property for any discontinuance, nor shall a discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations, unless Landlord is grossly negligent.

                                   SECTION 8

                             USE OF LEASED PREMISES

        8.1 USE. The Leased Premises shall not be used other than for the purpose set forth in Section 1 of this Lease.

        8.2 HAZARDOUS USE. Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy





                                    12 of 44
in effect from time to time covering the Building or any hazardous substance, the handling or storage of which is subject to governmental regulations, except as required to conduct the ordinary course of Tenant's business and provided that Tenant complies with all such applicable regulations and provides Landlord with evidence of such compliance as reasonably satisfactory to Landlord.
Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

        8.3 NO WASTE. Tenant shall not commit, suffer, nor permit any waste, damage, disfiguration, or injury to the Leased Premises or the fixtures and equipment located in or on the Building, or permit or suffer any overloading of the floors and shall not place any safes, heavy business machinery, or other heavy things in the Premises other than as specifically provided for in the Plans, without first obtaining the written consent of Landlord and, if required by Landlord, of Landlord's architect, and shall not use or permit to be used by any part of the Leased Premises for any dangerous, noxious, or offensive trade or business, and shall not cause or permit any nuisance in, at, or on the Leased Premises other than those activities required in connection with the routine operation and maintenance of Tenant's business in the Premises and conducted in compliance with all applicable Environmental Laws and Environmental Permits.

        8.4 PROTECTION AGAINST INSURANCE CANCELLATION. If any insurance policy on the Building or any part thereof shall be cancelled or if cancellation shall be threatened, or if the coverage shall be reduced or be threatened to be reduced, in any way by reason of the use or occupation of the Leased Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Leased Premises and, if Tenant fails to take reasonable efforts to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage following Tenant's receipt of written notice or to diligently prosecute such remedial action to completion within a reasonable time following Tenant's receipt of such written notice, Landlord may, at its option, enter upon the Leased Premises and attempt to remedy the condition, and Tenant shall forthwith pay the cost to Landlord as additional Rent. Except for Landlord's gross negligence, Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises as a result of such entry. If Landlord is unable to remedy the offensive conditions, the Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 8.4, if Tenant fails to remedy the condition, Tenant shall be in default and Landlord shall have no obligations to attempt to remedy.





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                                   SECTION 9

                              COMPLIANCE WITH LAW

        9.1 COMPLIANCE. Landlord warrants to Tenant that on the Lease Commencement Date the Premises, as constructed by Landlord, comply with all laws, statutes, ordinances, regulations or restrictive covenants. Tenant shall not use the Premises, suffer the use of, or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, governmental rule or regulation, or any applicable restrictive covenants now in force or which may hereafter be enacted or promulgated.
Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, restrictive covenants, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the Premises provided nothing in this sentence shall preclude Tenant from making a claim against Landlord for breach of the warranty in this Section 9.1. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party to the action or not, that Tenant has violated any law, statute, ordinance, restrictive covenant, or governmental rule, regulation, or requirement, shall be conclusive of that violation as between Landlord and Tenant.

        9.2      HAZARDOUS MATERIALS.

                 a. During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 9.2(d) hereof) applicable to the operation or use of the Premises, shall cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, shall immediately pay all costs and expenses incurred by reason of such compliance, and shall obtain and renew all Environmental Permits required for operation or use of the Premises. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal, of Hazardous Materials (as defined in Section 9.2(e) hereof) on the Premises, or transport or permit the transportation of Hazardous Materials to or from the Premises, except as required in connection with the routine operation and maintenance of Tenant's business in the Premises, and then only in compliance with all applicable Environmental Laws and Environmental Permits.

                 b.(1)   Tenant will advise Landlord in writing not later than
five (5) business days after Tenant has knowledge of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 9.2(e) hereof) against Tenant relating to the Premises; (2) any condition or occurrence on the Premises, of which Tenant has knowledge that results in noncompliance by Tenant with any applicable Environmental Law; and (3) the actual or anticipated taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on the Premises. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide





                                    14 of 44

Landlord with copies of all written communications regarding the Premises with any government or governmental agency relating to actual or possible non-compliance with Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. At any time and from time to time during the term of this Lease, Landlord or its agents may perform an environmental inspection of the Premises, and Tenant hereby grants to Landlord and its agents access to the Premises to undertake such an inspection upon reasonable notice during Tenant's normal business hours and in a manner to minimize interference with Tenant's business.

                 b.(2)   Landlord will advise Tenant in writing not later than
five (5) business days after Landlord has knowledge of any pending or threatened Environmental Claim (as defined in Section 9.2(e) hereof) against Landlord and/or Tenant relating to the Premises. All such notices shall describe in reasonable detail the nature of the claim. In addition, Landlord will provide to Tenant all communications with any person relating to Environmental Claims and such detailed reports in Landlord's possession relating to any such Environmental Claim as may reasonably be requested by Tenant.

                 c. Tenant agrees to defend, indemnify and hold harmless the Landlord, its officers, managers, owners, lenders, employees, attorneys and agents ("Landlord Indemnitees") from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties (including, by way of illustration and not by way of limitation, civil fines), damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Landlord Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises, which is caused or permitted by Tenant and/or (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises. The provisions of this Section 9.2(c) shall survive the expiration or sooner termination of this Lease.

                 d. Landlord agrees to defend, indemnify and hold harmless the Tenant, its officers, managers, owners, lenders, employees, attorneys and agents ("Tenant Indemnitees") from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties (including, by way of illustration and not by way of limitation, civil fines), damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Tenant Indemnitees directly or indirectly based on, or arising or resulting from the actual or alleged presence of Hazardous Materials on the Premises, which is caused by Landlord or existing on the Premises prior to Tenant's occupancy of the Premises. The provisions of this Section 9.2(d) shall survive the expiration or sooner termination of this Lease.

                 e. (1) "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form, urea formaldehyde foam insulation, and radon gas; (b) any substances defined now or in the future as or included in the definition of





                                    15 of 44

"hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other substance exposure to which is regulated by any governmental authority; (2) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials; (3) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and/or (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (4) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.


                                   SECTION 10

                      MAINTENANCE, ALTERATIONS AND REPAIRS

        10.1 TENANT TO MAINTAIN. Tenant shall, at its sole expense, during the Lease Term maintain, repair, replace and rebuild the Premises, including the Structural Elements, as necessary to keep the Premises in good order, condition, and repair, ordinary fair wear and tear excepted, fully operational, and clean and attractive in appearance in conformance with all applicable covenants and consistent with a building of similar use in Weld County, Colorado. Without limiting the generality of the foregoing, the Tenant will maintain, repair, replace, and rebuild the roof, windows, glass, parking and driveway surfaces, sidewalks, landscaping, plumbing, heating, ventilating, and air-conditioning units, and other mechanical and electrical, systems on, or constituting a part of, the Premises. Any system or portion of the Premises that has a warranty shall be maintained in such a manner as to not void any such warranty.

        10.2 ALTERATIONS. Tenant shall not, without the prior written consent of Landlord which shall not be unreasonably withheld so long as Tenant demonstrates financial assurance of its ability to restore the Premises to original condition as of the Lease Commencement Date, make any alterations, improvements, or additions to the Premises, including, but not limited to, partitions, wall coverings, floor coverings, special lighting or equipment installations and structural changes (collectively the "Alterations"). Notwithstanding anything else in this Section 10.2, Tenant may make non-structural changes to the Premises the cost of which is less than $100,000 per year without Landlord's consent provided Tenant gives





                                    16 of 44

Landlord a copy of as-built plans and appropriate building permits, inspection reports, and other approvals as applicable, within thirty (30) days after completion. If Tenant desires to make any Alterations, the cost of which exceeds $100,000, Tenant shall first submit to Landlord plans and specifications and obtain Landlord's written approval, if required, prior to commencing any work. All Alterations, whether temporary or permanent in character, made by Tenant in or upon the Premises shall, at Tenant's election, be removed at Tenant's cost upon the termination of this Lease, and Tenant shall repair any damage caused to the Premises as a result of any removal at Tenant's cost. Tenant shall not be entitled to exercise this option if the Lease is terminated pursuant to Tenant's default under the Lease beyond any applicable cure period. Tenant shall promptly pay, when due, all costs of all Alterations, and upon completion, deliver to Landlord, evidence of payment and waivers of all liens for labor, services, or materials. Tenant shall defend and hold Landlord and the Premises harmless from all costs, including reasonable attorney fees, damages, liens, claims of liens for labor, services, or materials relating to the work. Tenant shall immediately give Landlord notice of any mechanics liens or foreclosure proceedings and Landlord shall be allowed, at its option, to participate in the defense of or otherwise defend any such claim at the expense of Tenant. At Landlord's request, Tenant shall bond over any contested mechanics liens related to Tenant's Alterations at Tenant's expense. In any event, upon termination of this Lease, Tenant shall not be obligated to remove any item or work attached to the Building as of the Lease Commencement Date. Nevertheless, Tenant may at Tenant's sole option upon termination of this Lease, provided Tenant is not in default, remove Tenant's Special Improvements (as defined in EXHIBIT D) attached to the Premises as of the Lease Commencement Date provided that Tenant shall repair any damage done to the Premises as a result of such removal in a manner such that the Premises are fit for occupancy and not in violation of any applicable building code or regulations.

        10.3 PROTECTION AGAINST LIENS. At least five (5) days prior to the commencement of any work on the Leased Premises, Tenant shall notify Landlord of the commencement of the work and Tenant shall post a written or printed notice on the Premises that Landlord's interest shall not be subject to any liens pursuant to Section 38-22-105(2) of the Colorado Revised Statutes.
During the progress of any work on the Leased Premises, Landlord or its representatives shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) of the Colorado Revised Statutes or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises.

        10.4 SURRENDER OF PREMISES. Upon the expiration of the Lease Term or any sooner termination of this Lease, Tenant will surrender and deliver the Premises to Landlord, in good order, condition, and repair, subject only to ordinary wear and tear and to damage by fire or other casualty if and to the extent that Landlord is reimbursed by insurance proceeds for the full amount of such damage. The foregoing will not diminish, or be deemed to diminish, the obligations of Tenant to maintain, repair and replace the Premises in accordance with the other provisions of this Lease. Further, upon such expiration or termination, Tenant will remove all of Tenant's property from the Premises, except as is





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provided in Section 10.2.  The provisions of this Section will survive the expiration of the Lease Term or any termination of this Lease.


                                   SECTION 11

                                  ABANDONMENT

        Tenant shall not abandon the Premises at any time during the Lease Term and, if Tenant shall abandon or surrender (whether at the end of the stated Term or otherwise) the Premises, or shall be dispossessed by process of law or otherwise, then any personal property belonging to Tenant left on the Premises shall be deemed abandoned and may be sold or otherwise disposed of by Landlord without any liability to Tenant whatsoever. Tenant shall not at any time remove Landlord's property or any fixtures constituting property of Landlord from the Premises. Any removal of Landlord's property from the Premises by Tenant shall constitute a material breach of this Lease and Landlord shall have the right to take all reasonable steps to stop or prevent such breach without such actions constituting a constructive eviction of Tenant.


                                   SECTION 12

                           ASSIGNMENT AND SUBLETTING

        12.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. In no event shall Landlord be required to approve any transfer to a prospective tenant who fails to meet the use restrictions set forth in Section 1.1. Landlord shall respond to Tenant's request for consent hereunder in a timely manner. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Tenant under any provision of this Lease. "Transfer" within the meaning of this Section 12.1 shall include any merger, reorganization, or similar transaction to which the Tenant's consent is required, the sale or transfer of all or substantially all of Tenant's assets or the transfer of 51% or more of Tenant's stock. Notwithstanding the above and without Landlord's consent, Tenant may make a public offering of its stock, or Tenant may assign all of its rights, (but not less than all of its rights) to any entity which is owned by Tenant or to a parent of Tenant or in connection with any merger or reorganization of Tenant or a sale of all of Tenant's assets provided that Landlord receives notice of the transaction and sufficient financial information evidencing that the parties remaining liable on the Lease have the financial strength and credit worthiness at least equal to Tenant's as of the date this Lease is executed or the date of assignment, whichever is greater.





                                    18 of 44
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        12.2     TERMS AND CONDITIONS - ASSIGNMENT AND SUBLETTING.

                 a. Regardless of Landlord's consent, no assignment or subletting shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay Rent and other sums due Landlord hereunder including Taxes and Operating Costs, and to perform all other obligations to be performed by Tenant under this Lease.

                 b. Landlord may accept Rent from any person other than Tenant pending approval or disapproval of such assignment.

                 c. Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of Rent, shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this Section 12 of this Lease.

                 d. The consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the subtenant. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Tenant or subtenant under this Lease or such sublease.

                 e. Upon any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord's remedies against any other person or entity responsible to Landlord, or any security held by Landlord or Tenant.

                 f. Landlord's written consent to any assignment or subletting of the Premises by Tenant shall not constitute any acknowledgement that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord in writing at the time.

                 g. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

                 h. No consent by Landlord to an assignment of this Lease shall be effective unless and until Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord pursuant to which such assignee assumes and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease.





                                    19 of 44

        12.3 ADDITIONAL TERMS AND CONDITIONS - SUBLETTING. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                 a. Landlord shall not by reason of any assignment of such sublease to Landlord nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorized and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant or Landlord for any such rents so paid by said subtenant to Landlord.

                 b. No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is reasonably satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent. Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

                 c. If Tenant shall default in the performance of its obligations under this Lease and Landlord terminates this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under the sublease.

                 d. No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

        12.4 LANDLORD'S EXPENSES. If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including attorneys, architects', engineers' or other consultants' fees and all reasonable additional direct expenses incurred by Landlord due to any such assignee or sublessee taking possession of the Premises. All such expenses shall not exceed $5,000 per request.





                                    20 of 44
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        12.5     ACCEPTANCE OF PERFORMANCE; NO WAIVER.  If this Lease is
assigned, or if the Premises or any part are sublet or occupied by anybody other than Tenant, Landlord may, upon default by Tenant, collect the rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent, but no assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant, or constitute a release of Tenant from further performance by Tenant of covenants on the part of Tenant.


                                   SECTION 13

                     DAMAGE TO PROPERTY, INJURY TO PERSONS

        13.1 TENANT'S WAIVER OF CLAIMS. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims which Tenant, Tenant's successor, or assigns may have against Landlord, its officers, directors, owners, employees, attorneys, and agents (excluding contractors and subcontractors) (collectively the "Released Parties") resulting from fire, explosion, falling plaster, smoke, steam, gas, electricity, water or rain which may leak from any part of the Improvements or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, except personal injury or loss or damage to property caused by or due to the gross negligence or willful misconduct of Landlord or breach of Landlord's warranties set forth in Section 3.1. In addition and subject to the exceptions of the preceding sentence, the Released Parties shall not be liable for (i) interference with the utility service, HVAC, or for any latent defect in the Improvements, except as provided in
Section 3.4, (ii) any loss or damage for which Tenant is required to insure or
(iii) any loss or damage resulting from any construction, Alterations or repair required or permitted to be performed by Tenant under this Lease.

        13.2 TENANT'S OBLIGATIONS. Notwithstanding any other provision in this Lease to the contrary, if Tenant has a contractual obligation under this Lease and Tenant's failure to perform such obligation would also give rise to negligence by Landlord, then Landlord's negligence shall not be considered in applying any provisions of this Lease. By way of example only, without limiting the foregoing, if Landlord had a statutory duty or a common law duty to remove ice and snow from any sidewalks on the Premises and Tenant had a simultaneous contractual obligation under this Lease to maintain the Premises in compliance with all governmental laws, rules and regulations and/or maintain the Premises in good condition, Tenant would nevertheless be required to indemnify Landlord pursuant to this Section 13.2 from the claim of any person who slipped on the icy sidewalk even though Landlord may legally be considered negligent.

        13.3 TENANT'S INDEMNIFICATION AGAINST THIRD-PARTY CLAIMS. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, owners, employees, attorneys and agents (collectively, the "Landlord Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages incurred





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or claimed by unrelated third-parties (including consequential and punitive damages) arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify, defend and hold harmless the Landlord Indemnitees from and against any and all third-party claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, reasonable attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its reasonable discretion. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against the Landlord Indemnitees. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises. The provisions of this Section 13.3 shall survive the expiration or sooner termination of this Lease.

        13.4 NEGLIGENCE OF THIRD PARTIES. The Landlord Indemnitees shall not be liable to Tenant for any damage by or from any act or negligence of any third party owner or occupant of adjoining or contiguous property or any other third party.

        13.5 TENANT'S PROPERTY. All property belonging to Tenant, or any occupant of the Premises, that is on the Premises, shall be there at the sole risk of Tenant or other person only, and the Landlord Indemnitees shall not be liable for, without limitation loss of or damage to any property by theft or otherwise, by any means whatsoever. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Improvements or of observed defects in the Improvements, its fixtures or equipment.


                                   SECTION 14

                                   INSURANCE

        14.1 INSURANCE. Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain, and keep in full force and effect the following types of insurance:

                 a. Fire and extended coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing and plate glass and other property against loss or damage by fire, flood, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage





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endorsements commonly known as "all risks" endorsements, in an amount equal to the greater of the full replacement value or the amount required by the holder of any mortgage from time to time and containing the waiver of subrogation required in Section 16 of this Lease. Such policy shall name Landlord as an additional insured as Landlord's interest may appear and Landlord's mortgagee under a standard mortgagee policy to the extent of their respective interests.

                 b. All risk coverage covering all of the improvements on the Premises in an amount equal to the full replacement value without deduction for depreciation, (including, without limitation, with respect to the roofs) as reasonably determined by Landlord from time to time. Landlord and Tenant shall be named joint loss payees on this policy and Landlord's mortgagee shall be the sole named mortgagee under a standard mortgagee's clause. Any of Landlord's mortgagees shall agree to make the proceeds of such insurance available to Tenant for the purpose of repairing and restoring the Improvements provided that the loan is not in default and that Tenant is not in default (beyond any cure period) under this Lease.

                 c. Comprehensive General Liability Insurance with contractual liability endorsement utilizing an Insurance Services Office standard form providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists) occurring on the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may from time to time reasonably require naming Landlord, and its mortgagees with an insurable interest, as additional insureds.

                 d. State Worker's Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000), or such greater amount as Landlord may from time to time require.

                 e. Rent loss insurance in such amounts as will enable Tenant to keep and perform all the obligations under this Lease for a period of twelve (12) months.

                 f. Any other form or forms of insurance or increased amounts of the above specified forms of insurance as the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant or landlord would protect itself in similar circumstances.

        14.2 POLICIES. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under statutory law) shall name Landlord, any holder of a mortgage, or any managing agent for the Premises and such other parties as Landlord shall from time to time designate as an additional insured as their





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respective interests may appear, and shall provide that any loss shall be payable to Landlord and any other additional insured parties as their respective interests may appear. All claims under policies carried by Tenant with respect to Section 14.1(a), (b) and (c) may be settled by Tenant subject to Landlord's consent which shall not be unreasonably withheld. All insurance required hereunder shall be placed with companies which are rated A-:VIII or better by Best's Insurance Guide and licensed to do business in the state in which the Premises are located. All such policies shall be written as primary policies not contributing with and not supplemental to the coverage that Landlord may carry, with deductibles not to exceed one-half percent (1/2%) of the amount of coverage. Tenant shall deliver certified copies of all such policies and all endorsements thereto, thirty (30) days prior to the Lease Commencement Date, or earlier access to the Premises during construction or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days' prior written notice from the insurer to Landlord. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may, at its option, procure such insurance on Tenant's behalf and the cost thereof shall be payable upon demand, as Rent. Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto. If Landlord's lender so requires, Tenant shall make monthly installments of the amounts necessary to pay the premiums on all insurance policies set forth above.

        14.3 PROTECTION AGAINST INSURANCE CANCELLATION. If any insurance policy required under this Lease shall be cancelled or if cancellation shall be threatened, or if the coverage shall be reduced or be threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to take reasonable efforts to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage within forty-eight
(48) hours after notice or to complete the remedy within the earlier of five
(5) business days after notice or cancellation of the policy, Landlord may, at its option, enter upon the Premises and attempt to remedy the condition, and Tenant shall forthwith pay the cost to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of other persons located on the Premises as a result of such entry. If Landlord is unable to remedy the offensive conditions if it chooses to attempt same, the Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 14.3, if Tenant fails to remedy the condition, Tenant shall be in default and Landlord shall have no obligations to attempt to remedy.

        14.4 BLANKET INSURANCE. Nothing in this Section 14 shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Leased Premises, provided, however, that any such policy or policies of blanket insurance provide that the amount of the insurance available to pay claims as required under this Lease, independent of any events affecting other property or liability of Tenant, shall not be less





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than the amounts required by Section 14.1, and (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of this Article. To the extent that Landlord is named as an additional insured under any blanket insurance policies, such policies shall insure losses incurred due to the acts or omissions of Landlord, excluding Landlord's intentional acts. Tenant hereby indemnifies and agrees to hold Landlord harmless from any loss that would be covered by such policies if the deductible amounts were zero.

        14.5 PROCEEDS. Tenant agrees that in the event of damage or destruction to the Premises covered by insurance required to be taken out by Tenant pursuant to this Section 14, Tenant shall use the proceeds of the insurance for purposes of rebuilding and restoring the Premises to substantially the same condition that the Premises were in as of the Lease Commencement Date based upon the original plans and specifications as constructed, including any changes necessary to comply with current governmental laws, rules, ordinances, and regulations ("Original Condition"). Landlord shall control the disbursal of such funds pursuant to commercially reasonable construction financing procedures including, but not limited to, requiring monthly invoices and mechanics' lien waivers. Tenant shall not be required to restore or rebuild any additions or changes to the Leased Premises which were made or added by Tenant after the Lease Commencement Date ("Additional Improvements"). In the event of damage or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Section 15, Tenant will pay to Landlord all of its insurance proceeds received, plus the amount of any deductible under such policies, relating to the Leased Premises.


                                   SECTION 15

                             DAMAGE OR DESTRUCTION

        Tenant shall notify the Landlord of the exact cause, nature, and extent of any damage for which Tenant may make an insurance claim or any other material damage immediately upon the occurrence of such damage to any part of the Premises. Tenant shall promptly either repair, replace or rebuild the Premises as necessary to restore the Premises to their Original Condition or notify Landlord within thirty (30) days of the occurrence of such damage if it desires not to perform such repairs. Upon receipt of such notice, Landlord may elect to either terminate the Lease and retain all insurance proceeds or require Tenant to repair, replace or rebuild. Unless Landlord elects to terminate the Lease within forty-five (45) days of Landlord's receipt of Tenant's notice regarding the occurrence of damage, Tenant shall promptly repair, replace and rebuild the Premises to their Original Condition at Tenant's expense. If Tenant repairs, replaces or rebuilds the Premises, Tenant shall be entitled to the net insurance proceeds payable under the insurance carried pursuant to Section 14.1(b) with respect to such damage and Tenant shall pay any costs in excess of such net insurance proceeds which are incurred to restore the Premises to their Original Condition except that Tenant shall not pay to the extent that any such insurance proceeds





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are retained by Landlord's lender and applied to Landlord's loan.  If the
Landlord elects to terminate the Lease Term, the Lease shall be deemed to have expired on the date of notice of loss, and all insurance proceeds, plus the amount of any deductible under the insurance policies, shall be paid to and retained by the Landlord. There shall be no abatement of Rent unless and to the extent that Landlord receives rent insurance proceeds from the insurance purchased by Tenant. In no event shall Landlord be required to make any repairs, replacements, or rebuild any portion of the Premises.


                                   SECTION 16

                             WAIVER OF SUBROGATION

        Landlord and Tenant agree that any and all insurance which is required to be carried under Section 14 shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein." Each party waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, and notwithstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under the insurance.


                                   SECTION 17

                               ENTRY OF LANDLORD

        Landlord, its agents, and its mortgagees, upon 24 hours advance notice during normal business hours (except in case of emergency), shall have the right to enter the Premises during normal business hours for the purpose of examining or inspecting the same and to show same to prospective mortgagees, purchasers or tenants of the Improvements, and to perform any obligations of Tenant if Tenant has failed to do so. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises and shall not disclose any trade secrets or confidential information acquired by Landlord during such entry.


                                   SECTION 18

                               DEFAULT BY TENANT

        18.1 EVENTS OF DEFAULT. Each one of the following events is referred to as an "Event of Default":





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                 a.      Tenant shall fail to make due and punctual payment of
Rent or any other amounts payable hereunder, and such failure shall continue for five (5) business days after written notice thereof is given by Landlord; provided, however, Tenant shall not be entitled to more than one (1) notice of a delinquency in payment during any calendar year and if thereafter during such calendar year any Rent or other amounts owing hereunder are not paid when due, a default shall be considered to have occurred even though no notice is given;

                 b. Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion within sixty (60) days of written notice. Notwithstanding the above, Tenant must immediately remedy any default that presently threatens an injury or harm to any person or property; or

                 c. Tenant shall become insolvent within the meaning of the United States Bankruptcy Code, as amended from time to time (the "Code"), or shall have ceased to pay its debts in the ordinary course of business, or shall be unable to pay its debts as they become due, or Tenant shall notify Landlord that it anticipates the occurrence of any of the foregoing conditions; or

                 d. Tenant shall file, take any action to file, or notify Landlord that Tenant intends to file, a petition, case or proceeding under any section or chapter of the Code, or under any similar law or statute of the United States or any state thereof relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or

                 e. Tenant shall be adjudicated as a bankrupt or insolvent or consent to, or file an answer admitting or failing reasonably to contest the material allegations of, a petition filed against it in any such case or proceeding in the preceding clause (d); or

                 f. Tenant shall seek to or consent to or acquiesce in the appointment of any receiver, trustee, liquidator or other custodian of Tenant or any material part of its or their properties, whether or not the same shall relate to their interests in this Lease; or

                 g. Tenant shall make a general assignment for the benefit of creditors; or take any other action for the purpose of effecting any of the foregoing clauses (c) through (f); or

                 h. if, within thirty (30) days after the filing of an involuntary petition in bankruptcy against Tenant or the commencement of any case or proceeding against Tenant





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seeking any reorganization, composition, arrangement, liquidation, dissolution, readjustment or similar relief under any law, such proceeding shall not have been dismissed; or if, within thirty (30) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant, of all or any substantial part of the properties of Tenant, or of all or any part of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise; or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated; or if, within thirty (30) days after the taking of possession without the consent or acquiescence of Tenant, by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise; or

                 i.      the Premises shall be effectively abandoned by Tenant;
or

                 j. any execution or attachment is issued against Tenant or any of its property resulting in the Premises being taken or occupied or attached, or attempted to be taken or occupied or attached by someone other than Tenant; or

                 k. Tenant does or permits to be done anything which creates a lien upon the Premises or the Improvements and in any such event such lien is not discharged or bonded over by Tenant within ten (10) days after receipt of notice of the filing thereof; or

                 l. this Lease shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in
Section 12.

        18.2     LANDLORD'S REMEDIES UPON DEFAULT.

                 a. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the state in which the Improvements are located:

                         i.       Landlord may give Tenant written notice of
its election to terminate this Lease, effective on the date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability determined in accordance with this Lease, shall be terminated.

                         ii.      Landlord and its agents may immediately
re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable for indictment, prosecution or damages therefor) and may repossess same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of Rent or Tenant's breach of covenants or conditions.





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                         iii.     Should Landlord elect to re-enter as provided
hereinabove or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall use reasonable efforts to attempt to mitigate its damages but shall not be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

                 b. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease following an Event of Default and, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.

                 c.i.    If this Lease is terminated by Landlord upon an Event
of Default, Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and any other sums due hereunder ("Additional Rent") as of the date of termination of this Lease plus the Base Rent and any Additional Rent which would have been owing by Tenant for the balance of the Term (collectively, the "Aggregate Gross Rent") had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses including, without limitation, all repossession costs, brokerage commissions, legal





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expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the "Reletting Costs"). Landlord shall be entitled to collect Base Rent, any Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and any Additional Rent would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then present value of the Aggregate Gross Rent and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Term. If Landlord relets the Premises, the amount of rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the term of such reletting. Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Rent and any Additional Rent reserved in this Lease. Tenant shall bear the burden of proof in any proceeding to determine the "rental value" for purposes of the above calculation.

                         ii.      If Landlord does not elect to terminate this
Lease, but takes possession, Tenant shall pay to Landlord the Base Rent, Additional Rent and Reletting Costs which would be payable hereunder if such repossession had not occurred, less the proceeds received by Landlord, if any, of any reletting of the Premises by Landlord. Tenant shall pay Base Rent and all Additional Rent due to Landlord, monthly, on the days on which Base Rent would have been payable hereunder if possession had not been retaken.

                 d.i.    This Lease shall continue in effect for so long as
Landlord does not expressly terminate it, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and any Additional Rent, as the same become due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's rights to possession unless Landlord shall have specifically elected to terminate this Lease.

                         ii.      No payments of money by Tenant to Landlord
after the expiration or other termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

                 e. Upon the occurrence of an Event of Default all rights granted to Tenant pursuant to Section 25 shall terminate and Tenant shall execute a Quit Claim Deed of the Premises to Landlord transferring any and all of Tenant's right, title, and interest in and to the Premises.





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        18.3     DEFAULT BY LANDLORD.

                 a. BEFORE LEASE COMMENCEMENT DATE. If Landlord fails to Substantially Complete the Improvements within sixty (60) days of January 1, 1998, plus any Tenant Delays or Force Majeure days, then Tenant's sole remedy shall be to terminate this Agreement and pursue any remedies it has under the Completion Guarantee attached to and incorporated in this Lease as EXHIBIT E.

                 b. AFTER LEASE COMMENCEMENT DATE. Landlord shall not be in default after the Lease Commencement Date unless Landlord fails to perform its obligations within a reasonable time, but in no event later than thirty
(30) days after written notice by Tenant to Landlord; provided that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or injunction except in the event that Landlord is dispossessed of title to the Premises and Tenant's possession of the Premises is terminated notwithstanding that Tenant is not in default under this Lease.

        18.4 CUMULATIVE REMEDIES. Suit or suits for the recovery of the Rent and other amounts and damages may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date when this Lease or its Term would have expired by limitation had there been no default by Tenant, or no termination, as the case may be. Each right and remedy provided for Landlord or Tenant in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all other rights or remedies. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any litigation is commenced by Landlord, shall also be paid by Tenant to Landlord. All costs incurred by Tenant to collect any amounts owing from Landlord to Tenant or to enforce any provision of this Lease, including reasonable attorneys fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Tenant, shall be paid by Landlord to Tenant.

        18.5 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach, and no acceptance of full or partial payment of Rent by Landlord during the continuance of any breach, shall constitute a waiver of any breach or of the agreement to be performed or complied with by Tenant or Landlord , and





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


no breach shall be waived, altered or modified except by written instrument executed by Landlord or Tenant. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

        18.6     BANKRUPTCY.

                 a. Nothing contained in this Section 18 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not the amount is greater, equal to or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section.

                 b. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Code may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Bankruptcy Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

                         i.       In order to assure Landlord that the proposed
assignee will have the resources with which to pay all Base Rent and any Additional Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

                        ii. Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Uses, and such proposed assignee shall continue to engage in the Permitted Uses. Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Uses.

                       iii. Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.





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



                                   SECTION 19

                            PERSONAL PROPERTY TAXES

        During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, penalties, interest, and expenses (including reasonable attorneys' fees) occasioned by or arising from any and all such taxes, charges, notes, duties, assessments, rates, and fees, and any and all taxes.


                                   SECTION 20

                                 EMINENT DOMAIN

        If the Building, or a substantial part thereof, the absence of which materially prevents Tenant's use of the Building, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest, if any, in the award. Rent shall be apportioned as of the date of termination. If any part of the Premises, not constituting a substantial part of the Building, or any non-substantial portion of the Building which does not materially prevent Tenant's use of the Building, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), Tenant shall make such repairs and reconstruction as is necessary to return the Premises, as nearly as possible, to their condition prior to the taking or conveyance in compliance with all applicable laws, codes and regulations, such that Tenant may continue to use the Premises. Tenant shall be reimbursed for any repair and restoration expenses to the extent that Landlord receives an award and Landlord's mortgagee consents to release the funds. If the total floor area is reduced, the Rent shall be recomputed accordingly.

        No money or other consideration shall be payable by Landlord to Tenant for the termination and, except as set forth above, Tenant shall have no right to share in any condemnation award, or in any judgment for damages, or in any proceeds of any sale made under any threat of condemnation of taking. Nothing in this Section shall prevent Tenant from making and pursuing a claim against the condemning authority in its own right for termination of its leasehold interest in the event of a total taking of the Premises, provided that such award does not diminish Landlord's award. If this Lease is not cancelled, the Lease shall continue in full force and effect, without abatement or reduction of Rent except to the extent the floor area is reduced.





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                                   SECTION 21

                 SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

        21.1     LEASE SUBORDINATE TO MORTGAGES.

                 a. This Lease and the rights of Tenant shall be and are hereby made subject and subordinate to the lien of any mortgages, deeds of trust, assignments of rents, and security interests now or hereafter existing against the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made now or in the future provided that so long as Tenant duly performs its obligations under this Lease, its quiet possession, use and enjoyment shall not be disturbed by the foreclosure or execution of any mortgages, deeds of trust or other grants of security or deed in lieu of foreclosure. Although the subordination shall be self-operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver any and all instruments reasonably desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any mortgage or deed of trust; provided that such mortgage or deed of trust holder concurrently executes and delivers to Tenant a reasonably and customary non-disturbance agreement. If Tenant unreasonably fails to execute such instruments within ten (10) business days of Landlord's delivery of such instruments to Tenant, then Tenant shall be deemed to be in default pursuant to this Lease and shall not be entitled to any opportunity to cure such default which may be provided for elsewhere in this Lease. If any mortgagee or trustee shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof. Landlord shall provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement executed by Landlord's lender substantially in the form of that attached as EXHIBIT F on or before the Closing Date of Landlord's financing for the Premises.

                 b. Should any mortgage or deed of trust affecting the Improvements, the Property or both be foreclosed, then: (i) the liability of the mortgagee, beneficiary or purchaser at the foreclosure sale to Tenant shall exist only so long as the mortgagee beneficiary, or purchaser is the owner of the Improvements and/or Property and the liability shall not continue or survive after further transfer of ownership; and (ii) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and the purchaser at any foreclosure sale. As used in this Section 21, "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

        21.2 TENANT'S NOTICES. In the event of any act or omission by Landlord under this Lease which would cause Landlord to be in default or give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until:





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                 a.      it has given thirty (30) days written notice (by
United States certified or registered mail, postage prepaid) of such act or omission to Landlord and to the holder of any mortgage or deed of trust on the Property (whose names and addresses Landlord agrees will be furnished to Tenant on request) with a copy to Peter Kloepfer, 1660 Lincoln Street, Suite 2900, Denver, Colorado 80264, or such other person as Landlord may designate, in writing, from time to time; and

                 b. any holder of any mortgage or deed of trust on the Property shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy the act or omission within sixty (60) days of such notice.


                                   SECTION 22

                                SALE BY LANDLORD

        In the event of a sale or conveyance or transfer by Landlord of its interest in the Premises, and/or in this Lease, each such Transferee shall be required to assume the obligations of Landlord hereunder, and such transfer shall then operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in favor of Tenant, and in that event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease provided that, in any event, Landlord shall not be relieved of (i) obligations of Landlord the due date of performance of which arose prior to the date of disposition by Landlord, (ii) warranties of Landlord contained in Section 3.1 of this Lease, and (iii) completion of punch list items pursuant to Tenant's Acceptance Letter. This Lease shall not be affected by any such conveyance or transfer, and Tenant agrees to attorn to such to such purchaser or transferee. Landlord agrees to give Tenant notice of any written offer to buy the Premises.


                                   SECTION 23

                          RIGHT OF LANDLORD TO PERFORM

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it, or shall fail to perform any other act on its part to be performed, and the failure shall continue for thirty (30) days after written notice by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any payment or perform any other act on Tenant's part to be made or performed as provided for in this Lease. Notwithstanding anything else in this Lease to the contrary, upon any failure by Tenant to perform any of its obligations under this Lease, the failure of which threatens bodily injury, property damage or a violation of any law, statute, ordinance or regulation, Landlord may, but shall not be obligated to,





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immediately take any reasonable action or make any payment to remedy or alleviate the situation. In any such event, notice of the situation shall be given to Tenant as soon as possible, but not later than within 24 hours of Landlord's commencement of the remediation. All sums so paid by Landlord and all necessary incidental costs, plus a ten percent (10%) administrative charge, shall be payable to Landlord within thirty (30) days of Landlord's request, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Rent.

                                   SECTION 24

                              ESTOPPEL CERTIFICATE

        Tenant shall, upon the Lease Commencement Date and at any time and from time to time thereafter, upon not less than ten (10) business days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that Tenant is in possession of the Premises, subject to no protest or reservation of rights, that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid, and acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying the defaults, if any are claimed), and addressing such other matters as reasonably requested by Landlord or the holder of a mortgage. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises or by any other person to whom it is delivered. Tenant's failure to deliver the statement within the required time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, that not more than two (2) months' rental has been paid in advance and that Tenant is in possession subject to no protest or reservation of rights.


                                   SECTION 25

                               OPTIONS TO EXTEND

        Provided that Tenant is not in default under this Lease beyond any applicable cure period and provided that the right granted in this Section has not otherwise been terminated, Tenant shall be entitled to two successive extension options, each option to have a duration of five years ("Option to Extend"). If Tenant desires to exercise an Option to Extend, Tenant shall give notice to Landlord at least nine (9) months prior to the end of the Lease Term in the case of the first Option to Extend and nine (9) months prior to the expiration of the first Option to Extend term in the case of the second Option to Extend. If Tenant exercises an Option to Extend, the Lease Term shall be extended by an additional five (5)





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years and all of the terms and provisions of the Lease shall remain the same including that Base Rent shall continue to escalate pursuant to Section 4.5. Except for elimination of the Option to Extend exercised, all terms of the Lease shall remain in full force and effect during the Option to Extend term.

                                   SECTION 26

                            MISCELLANEOUS PROVISIONS

        26.1 AUTHORITY OF TENANT. If Tenant is a corporation or other entity, each individual executing this Lease on behalf of said corporation or entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or entity in accordance with a duly adopted resolution of the Board of Directors or the By-Laws or applicable governing documents of said corporation or entity, and that this Lease is binding upon said corporation or entity in accordance with its terms. In addition, Tenant shall, at the time of execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation or entity authorizing or ratifying the execution of this Lease or other evidence acceptable to Landlord authorizing the signatory on behalf of Tenant to execute this Lease and bind Tenant in accordance with its terms. Landlord represents and warrants that Randolph P. Myers is duly authorized to execute this Lease and bind Landlord in accordance with its terms.

        26.2 FINANCIAL STATEMENTS. Tenant shall, if requested by Landlord from time to time, furnish current audited financial statements. Landlord shall keep all such statements confidential.

        26.3 AUTHORITIES FOR ACTION. Landlord may act through its managing agent for the Improvements or through any other person who may from time to time be designated by Landlord in writing. Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord. In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

        26.4     ENTIRE AGREEMENT.

                 a. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease.

                 b. The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties hereto unless and until executed and delivered





                                   37 of 44
by both Landlord and Tenant and will be effective only upon Landlord's execution and delivery of same.

        26.5 FORCE MAJEURE. Any obligation of Landlord or Tenant other than the obligation to pay money which is delayed or not performed due to Acts of God, strike, riot, shortages of labor or materials, war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord's or Tenant's reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

        26.6 SEVERABILITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

        26.7 NO SETOFF. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations under this Lease; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof or to which Tenant has not waived any claim pursuant to the provisions of this Lease so long as notice is first given to Landlord and any holder of a Mortgage, and a reasonable opportunity is granted to Landlord and such holder to correct such violation. In no event shall Landlord or Tenant, or any holder of a Mortgage be responsible for any consequential damages incurred by Tenant, including, without limitation, lost profits or interruption of business, as a result of any default by Landlord or Tenant, respectively.

        26.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

        26.9 SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.





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        26.10    INTERPRETATION.

                 a. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

                 b. Words of any gender used in this Lease shall be deemed to include any other gender, and words in the singular shall be deemed to include the plural, when the context requires.

                 c. All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural, when the context requires.

                 d. No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

                 e. If and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail, or in case of any inconsistency with the Rules and Regulations, such Rules and Regulations shall be deemed to be waived with respect to Tenant to the extent of such inconsistency.

                 f. The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

                 g. This Lease shall be construed in accordance with the laws of the state in which the Improvements are located. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

                 h. Except as expressly contained herein, neither Landlord nor Landlord's agent or attorneys have made representations, warranties or promises with respect to the Premises or this Lease.

                 i. Landlord and Tenant each acknowledge and warrant that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and shall be construed in an even and fair manner, regardless of the party who drafted this Lease, or any provision thereof.





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                 j.      In all instances where Tenant is required by the terms
and provisions of this Lease to pay any sum of money or to do any act at a particular indicated time or within any indicated period, it is understood and agreed that time is of the essence.

        26.11 EASEMENTS. Landlord shall have the right to grant any easements on, over, under and above the Premises for such purposes as Landlord determines subject to Tenant's consent which shall not be withheld if such easements will not materially interfere with Tenant's use or quiet enjoyment of the Premises.

        26.12 LANDLORD'S FAILURE TO CONSENT. If Tenant shall request Landlord's consent hereunder and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for the withholding of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where, as a matter of law, Landlord may not unreasonably withhold its consent.

        26.13 NOTICES. Any and all notices, elections, offers, acceptances and demands made or required to be made under this Agreement shall be made in writing, signed by the party giving such notice, election, offer, acceptance or demand and shall be delivered personally, or sent by registered or certified mail, or sent by reliable overnight express service to the other parties at their addresses set forth below or at such other addresses as may be supplied in writing to the parties from time to time. All notices shall be deemed effective at the time of personal delivery, one day following delivery to an overnight express courier service, or on the date set forth on the receipt for registered or certified mail, as applicable, except that if delivery by U.S Mail or overnight courier is not successful upon the first attempt, second notice shall be mailed and shall be deemed effective upon the date of mailing.

        LANDLORD:                                      TENANT:

        CFA LLC                                        Applied Films Corporation
        Attn:  Randolph P. Myers                       Attn:  Roger Smith
        2620 E. Prospect Rd., Suite 100                6797 Winchester Circle
        Fort Collins, CO  80525                        Boulder, CO  80301


        WITH A COPY TO:                                WITH A COPY TO:

        Peter K. Kloepfer                              Jonathan W. Anderson
        Lentz, Evans and King P.C.                     Varnum, Riddering
        1660 Lincoln Street, Suite 2900                P. O. Box 352
        Denver, CO  80264                              Grand Rapids, MI 49501


        26.14 REAL ESTATE BROKER. Each party represents that, a group, no broker's, finder's or similar fee or commission are due in connection with the transaction contemplated by this





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Agreement and each party hereby agrees to indemnify and hold harmless the other party from any claim, expense or cost (including attorneys fees whether suit be brought or not) resulting from any claim for such fee or commission.

        26.15 NO MERGER. The voluntary or other surrender of possession of the Premises by Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

        26.16 NO LIGHT, VIEW OR AIR EASEMENT. This Lease does not grant any rights to light, view, or air to, from or over the Premises or the Property to the extent such items are affected by activities occurring off the Property. Any diminution or shutting off of light, view, or air by any structure which is now or hereafter erected on property other than the Property shall not affect this Lease or impose any liability on Landlord.

        26.17 TIME IS OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

        26.18 AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.
Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises in violation of this Section shall constitute a material default of this Lease.

        26.19 SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Improvements. Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties.

        26.20 SUCCESSORS AND ASSIGNS. Subject to the terms and provisions of Section 23, the covenants and conditions contained in this Lease shall apply to and bind the respective heirs, successors, executors, administrators, and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote.

        26.21 QUIET ENJOYMENT. Subject to the terms and conditions of this Lease, Landlord covenants and agrees that Tenant, upon complying with all of the obligations of Tenant under this Lease shall peaceably and quietly enjoy the Premises and Tenant's rights under this Lease during its Term, without hindrance by Landlord or any persons claiming under Landlord.

        26.22 SHORT FORM LEASE. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Landlord and Tenant agree to execute





                                   41 of 44
and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Term, the Commencement and Expiration Dates, and options for renewal, if any, but omitting rent and other terms of this Lease. Tenant agrees to execute and acknowledge a termination of lease in recordable form to be held by Landlord until the termination of the Lease.


                                   SECTION 27

                                 CONTINGENCIES

        27.1 LAND PURCHASE AND FINANCING. The terms of this Lease are expressly conditioned upon acquisition of the Property on terms and conditions acceptable to Landlord and the securing of financing acceptable to Landlord to construct the Premises. If the foregoing condition is not satisfied or waived by June 15, 1997, then this Lease and all other obligations and rights set out above shall be void and of no further effect.


                                   SECTION 28

                               SPECIAL PROVISIONS

        28.1 TENANT PURCHASE OPTION. Landlord hereby grants Tenant the one time exclusive option ("Purchase Option") to purchase the Premises. The purchase price shall equal Six Million Two Hundred Twenty-Four Thousand and no/100 Dollars ($6,224,000.00). Tenant may assign this option by giving written notice to Landlord. Each party shall pay their own attorneys' fees and all other closing transaction costs shall be split between Landlord and Tenant. If Tenant elects this Purchase Option, the Premises shall be sold on an "AS-IS", "WHERE-IS" basis, and Landlord shall make no representations or warranties of any nature except to convey title to Tenant in fee simple absolute subject to all exceptions shown on the title insurance commitment as of the time Landlord took title to the Premises, plus any other title matters consented to by Tenant. Landlord shall also transfer all contractor or material supplier warranties on the Premises held by Landlord. Tenant shall indemnify and hold Landlord harmless from any Environmental Claims, except those directly caused by Landlord during its construction activities or those otherwise existing prior to Tenant's occupancy of the Premises. In order to exercise this option, Tenant shall give Landlord notice on or before December 1, 1997 ("Exercise Notice") together with Tenant's nonrefundable down payment in the amount of $65,000 if the Exercise Notice is given on or before November 30, 1997, or $80,000 thereafter. The Closing Date shall occur not later than January 31, 1998 at such time as agreed to by Landlord and Tenant. Within 15 days of Landlord's receipt of the Exercise Notice, Landlord shall prepare the necessary contract for sale of the property which shall be executed by Tenant within 30 days of the Exercise Notice. The contract shall be a specific performance contract and Tenant's title policy shall be evidenced by an ALTA Owner's Form Policy of Title Insurance in favor of Tenant in the amount of the purchase price. If Tenant fails to close by reason of Tenant's default, this Purchase Option shall terminate, Tenant shall be deemed to be in default under this Lease, and Landlord may elect to pursue specific performance, damages or other





                                   42 of 44
remedies under this Lease, or continue the Lease without any rights of first offer, refusal, or extension, solely at Landlord's option.


        28.2 RIGHT OF FIRST OFFER. If Landlord desires to offer the Premises for sale after expiration or termination of the Purchase Option set forth in Section 28.1 and provided that the right granted in this Section has not otherwise been terminated, and that Tenant is not in default under this Lease beyond any applicable cure period, then Landlord shall first offer the Premises for sale to Tenant ("Sale Notice") for an amount equal to the price that Landlord is willing to accept for the purchase of the Premises ("Desired Sale Price"). Upon Tenant's receipt of the Sale Notice, Tenant shall have 30 days within which to elect to purchase the Premises at the Desired Sale Price by delivering a written notice to Landlord of its election to do so. If Tenant delivers a timely written notice of its election to exercise its option to purchase under this Section 28.2, then Tenant shall purchase the Premises for an amount equal to the Desired Sale Price pursuant to the terms set forth in
Section 28.1 above. If Tenant fails to deliver a timely notice of exercise of its rights under this Section, then Landlord shall be free to offer the Premises for sale and accept any offer that is equal to or greater than 90% of the Desired Sale Price at any time within six months of the Sale Notice. If Landlord desires to accept a sale price less than 90% of the Desired Sale Price, then Landlord shall be obligated to re-offer the Premises for sale to Tenant pursuant to the terms of this Section 28.2.

        28.3 FINANCING OF TENANT'S IMPROVEMENTS. Tenant may obtain financing and grant a lien on Tenant's leasehold improvements together with any Alterations made by Tenant provided that any such financing does not create a lien against the Leased Premises or the Non-Financeable Property Improvements described in EXHIBIT G of this Lease; and further provided that any such lien does not impair the lien of Landlord's lender. Any such lien granted by Tenant to obtain such financing shall be expressly subordinate to the terms of this Lease and by its terms shall terminate upon termination of this Lease. No such lien holder shall have the right to remove any such items from the Premises which is greater than Tenant's right to remove such items from the Premises as set forth in this Lease. Tenant shall provide notice to Landlord and Landlord's lender of any such financing and give Landlord and Landlord's lender an adequate opportunity to review and approve any documentation related to such financing. Tenant shall reimburse Landlord and Landlord's lender for its reasonable costs incurred in reviewing such documentation. Landlord's lender will review Tenant's request within a commercially reasonable time and such lender will not unreasonably withhold its consent.





                                   43 of 44

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


LANDLORD:        CFA LLC, a Colorado limited liability company


        BY: /s/ James J. Neenan
            ---------------------------------------------------
            James J. Neenan, Member


TENANT:     APPLIED FILMS CORPORATION, a Colorado corporation


        BY: /s/ Roger Smith
            ---------------------------------------------------
            Roger Smith  Treasurer
            ---------------------------------------------------


STATE OF COLORADO        )
                         ) ss.
COUNTY OF BOULDER        )

     The foregoing instrument was acknowledged before me this 26th day of June, 1997, by James J. Neenan, as a Member of CFA LLC, a Colorado limited liability company, Landlord.

     Witness my hand and official seal.  My commission expires: January 19, 1999

                                        Norma Lillie
                                        ----------------------------------------
[SEAL]                                  Notary Public


STATE OF COLORADO        )
                         ) ss.
COUNTY OF BOULDER        )

     The foregoing instrument was acknowledged before me this 26th day of June, 1997, by Roger Smith as Treasurer of APPLIED FILMS CORPORATION, a Colorado corporation, Tenant.

     Witness my hand and official seal.  My commission expires: January 19, 1999

                                        Norma Lillie
                                        ----------------------------------------
[SEAL]                                  Notary Public





                                   44 of 44

                                  EXHIBIT A

                                   PROPERTY


BLOCK 3, AMENDMENT TO DEL CAMINO CENTER P.U.D., ACCORDING TO THE PLAT RECORDED JULY 28, 1993 IN BOOK 1394, AT RECEPTION NO. 2343406, TO BE KNOWN AS THE PLAT OF Lot 1, Block 3, AMENDMENT TO DEL CAMINO CENTER P.U.D., COUNTY OF WELD, STATE OF COLORADO.

                                   EXHIBIT B

                               PRELIMINARY PLANS



                                (TO BE ATTACHED)

                                   EXHIBIT C

                            TENANT ACCEPTANCE LETTER


                                             Date: _____________________, 199___


_______________________________
2620 E. Prospect Rd., Suite 100
Fort Collins, Colorado  80525


        RE:      Lease (the "Lease") dated ________________ ____, 1997,
                 between _____________ ("Landlord") and _________________
                 ("Tenant")


                 The undersigned, as Tenant, hereby confirms as of this _____ day of _____________, 199___, the following:

                 1. Tenant has accepted possession of the Premises on ______________, 199___ and is currently occupying same. Landlord's Work has been Substantially Completed, except for those punch list items listed on Schedule C-1 attached to and incorporated in this Letter.

                 2. The Lease Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

                         Lease Commencement Date:
                                                   -------------------------
                         Termination Date:
                                                   -------------------------

                 3. The obligation to commence the payment of rent commenced or will commence on ________________ ____, 199___, and the Base Rent is $_______________.

                 4. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

                 5. The Lease is in full force and effect and has not been modified, altered, or amended.

                 6. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.





                                    1 of 2

                 7. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

                                        Very truly yours,


                                        ____________________________________



                               By:      ____________________________________





                                    2 of 2

                                  SCHEDULE C-1

                                PUNCH LIST ITEMS

                                   EXHIBIT D

                         TENANT'S SPECIAL IMPROVEMENTS

ITEM             DESCRIPTION

1) Cleanrooms - walls, flooring, ceiling, fan filter, pass-through's, related fire protection, HVAC connections for direct cleanroom use, and electrical branch feeds to cleanrooms.

2) Chilled water system piping including chillers, cooling towers, sand filter, heat exchanger and pumps, and associated valves for tool hookup and use.

3) Clean dry air system including air compressors and associated valves and piping.

4)               DI water system and associated valves and piping.

5) Dedicated electrical panels and branch wiring for machine build areas only.

6) Ceiling mounted air handling units used for cooling Production and Warehouse areas utilizing the chilled water system.


7)               Employee lockers.

8) Quality Lab including exhaust hoods, counters, and other associated items.

                                   EXHIBIT E

                              COMPLETION GUARANTEE


                                (TO BE ATTACHED)

                                   EXHIBIT F

                   FORM OF SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT


                                (TO BE ATTACHED)

                                   EXHIBIT G


                     NON-FINANCEABLE PROPERTY IMPROVEMENTS


                                (TO BE ATTACHED)

                                   SCHEDULE I

                                 PLANS SCHEDULE




        Final Plans and Specifications to be attached on or before August 1, 1997.

                                  SCHEDULE II


                        ITEMS INCLUDED IN CORE AND SHELL


                                (TO BE ATTACHED)